Exhibit 99.1

SUBSCRIPTION AGREEMENT

Eastern World Solutions Inc.
Level 39, One Exchange Square
8 Connaught Place
Central, Hong Kong

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Eastern World Solutions Inc. (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Bradley Miller solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Miller.

MAKE CHECK PAYABLE TO: EASTERN WORLD SOLUTIONS INC.

Executed this _____ day of ___________________, 2010.

______________________________________	______________________________________
Signature of Purchaser
______________________________________

______________________________________
Address of Purchaser

______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________________________	X $0.05	___________	=	US$___________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: ____________	Check #: ____________	Other: _______________

EASTERN WORLD SOLUTIONS INC.

By:	________________________________________

Title:	________________________________________